Exhibit 99.24

News Release

FOR IMMEDIATE RELEASE:

Contacts:	Valerie Haertel (Investor Relations)	John Meyers (Media)
	(212) 969-6414	(212) 969-2301
	investor_relations@acml.com	john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES THIRD QUARTER 2005 RESULTS

Alliance Capital Management Holding L.P. Announces Diluted Net Income of $0.74 per Unit

and Declares a $0.74 per Unit Cash Distribution

New York, NY, October 26, 2005 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC), and Alliance Capital Management L.P. (“Alliance Capital”), today reported financial and operating results for the third quarter of 2005.

Alliance Holding (The Publicly Traded Partnership)

•                  Diluted net income per unit for the quarter ended September 30, 2005 was $0.74, an increase of 42.3% as compared to $0.52 for the same period in 2004.

•                  Distribution per unit for the third quarter of 2005 is $0.74, payable on November 17, 2005 to record holders of Alliance Holding Units at the close of business on November 7, 2005.

Alliance Capital (The Operating Partnership)

•                  Assets Under Management (“AUM”) as of September 30, 2005 were $555 billion, up 13.5% from a year ago, due primarily to strong investment performance and net inflows.  Adjusted for the sale of cash management services (“CMS”) to Federated Investors, Inc. (approximately $29 billion in assets, completed in June 2005), assets under management rose by 20.6%.

•                  Average AUM was $537 billion for the quarter ended September 30, 2005, up 11.4% from the same quarter a year ago, or up 18.6% excluding CMS.

•                  Net inflows for the twelve months ended September 30, 2005, excluding CMS, were $25.2 billion.  Institutional Investment Management net inflows of $19.2 billion and Private Client net inflows of $6.3 billion were partially offset by Retail net outflows of $0.3 billion.

•                  Net inflows for the three months ended September 30, 2005 were $11.6 billion.  Institutional Investment Management net inflows were $7.2 billion, Retail net inflows were $2.3 billion and Private Client net inflows were $2.1 billion.

“Third quarter investment returns for our clients were excellent. Almost all of our key equity services delivered strong absolute and relative returns. Although conditions in the fixed income markets were difficult, here too, most of our services outperformed their benchmarks in the quarter,” said Lew Sanders, chairman and chief executive officer of Alliance Capital.

“Organic growth accelerated, primarily on the strength of global and international services. Growth and value equities experienced strong net inflows while fixed income services grew at a more moderate rate. Style blend services continued to grow rapidly.”

 “As expected, net inflows from institutional clients increased, a level we expect will continue in the fourth quarter. Net inflows accelerated, as well, in the private client channel, to a level above our expectations. We look forward to continued good growth in this client group for the balance of the year. For the first time in many quarters, net flows turned substantially positive in the retail channel owing primarily to very strong growth outside the U.S., especially in Asia. Our effort to restore our position in the U.S. in this channel is ongoing with much work still to be done.”

“Our institutional research services unit performed extremely well in the third quarter in the face of very difficult market conditions.  Excellence in research, combined with an expanded array of trading services and continued growth in our London based operations, produced noteworthy market share gains. Revenue grew by 16.5% year over year despite substantial pricing pressure in the U.S.”

“Earnings for the third quarter were better than expectations.  Strong investment performance and above trend gains on investments related to assets held in deferred compensation plans caused earnings to exceed the high end of previously provided guidance.”

 “We currently estimate that fourth quarter earnings at the holding company level will approximate $0.75-0.90 per unit, including about $0.10-0.20 per unit in performance-related fees. It should be stressed that capital market returns are highly volatile, as are earnings from performance-related fees. These and other factors subject the company’s earnings to a high degree of uncertainty and earnings guidance should be evaluated in this context.  As we noted last quarter, we will return to our policy of not providing guidance in 2006.”

“As always, achieving investment return targets for clients remains our primary focus, as we believe it is the route to improved earnings and increased unitholder value,” Mr. Sanders concluded.

SUMMARY FINANCIAL RESULTS OF ALLIANCE CAPITAL MANAGEMENT L.P.

 ($ millions)

	Three Months Ended		%
	9/30/05	9/30/04	Change(1)

Revenues	$811	$726	11.7

Expenses	580	564	2.8

Income Before Income Taxes	231	162	42.9

Income Taxes	19	9	n/m

Net Income	$212	$153	38.8

Pre-tax Margin(2)	28.5%	22.2%

(1)          Percentages are calculated using revenues and expenses rounded to the nearest thousand.

(2)          Pre-tax income as a percentage of total revenues, rounded to the nearest thousand.

•                  Revenues for the third quarter increased 11.7% to $811 million from $726 million in the third quarter of 2004, primarily due to higher advisory fees from higher AUM, mark-to-market gains on investments related to deferred compensation plans, higher revenue from institutional research services and a gain from the sale of our India mutual funds, offset partially by lower distribution fee revenues from the sale of CMS.

•                  Expenses increased 2.8% to $580 million from $564 million, the result of higher incentive compensation from higher earnings and higher commissions, offset partially by lower distribution plan payments from the CMS sale and a decrease in amortization of deferred sales commissions.

UNIT PURCHASE

Alliance Capital intends to engage in open-market purchases of up to 500,000 Alliance Holding Units, from time to time at its discretion, to fund obligations under certain Alliance Capital deferred compensation plans.

NEW TRANSFER AGENT APPOINTED

                To provide enhanced services to unitholders and reduce our administrative costs, Mellon Investor Services LLC (“Mellon”) has been appointed to serve as transfer agent and registrar for Alliance Capital Management Holding L.P. units and Alliance Capital Management L.P. units. All inquiries and correspondence regarding Alliance Holding units, Alliance Capital units, unitholder records, transfer of units, missing unit certificates, or change of address should be directed to Mellon at 1-866-737-9896 or via their website at http://www.melloninvestor.com.

CONFERENCE CALL INFORMATION RELATING TO THIRD QUARTER 2005 RESULTS

Management will review third quarter 2005 financial and operating results on Wednesday, October 26, 2005 during a conference call at 5:30 p.m. (New York Time).  The call will be hosted by Chairman and Chief Executive Officer, Lewis A. Sanders and President and Chief Operating Officer, Gerald M. Lieberman.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 877-234-1973 in the U.S. or 973-582-2700 outside the U.S., ten minutes before the 5:30 p.m. (New York Time) scheduled start time.  When dialing in, please indicate conference ID # 6593996.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are available on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 7:30 p.m. (New York Time) October 26, 2005.  Please dial 877-519-4471 from the U.S. or 973-341-3080 from outside the U.S., and provide the conference ID# 6593996.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios.  Through its Sanford C. Bernstein & Co., LLC subsidiary, Alliance Capital provides in-depth research, portfolio strategy and trade execution to the institutional investment community.

At September 30, 2005, Alliance Holding owned approximately 32.1% of the issued and outstanding Alliance Capital Units. AXA Financial, Inc. was the beneficial owner of approximately 60.0% of the issued and outstanding Alliance Capital Units at September 30, 2005 (including those held indirectly through its ownership of approximately 1.8% of the issued and outstanding Alliance Holding Units), which, including its general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 61.0% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of these factors include, but are not limited to, the following: the performance of financial markets, the investment performance we achieve for our clients, general economic conditions, future acquisitions, competitive conditions and government regulations, including changes in tax rates.  We caution readers to carefully consider such forward-looking statements in light of these factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; we have no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.  For further information regarding these forward-looking statements and the factors that could cause actual results to differ, see “Risk Factors” in Item I of Form 10-K for the year ended December 31, 2004. Any or all of the forward-looking statements that we make in Form 10-K, this news release, or any other public statements we issue may turn out to be wrong.  Please remember that factors other than those listed in “Risk Factors” could also adversely affect our business, operating results, or financial condition.

The forward-looking statements we make in this news release include statements regarding estimated earnings guidance for the remainder of 2005.  The earnings guidance is based on a number of assumptions, including the following: continued net inflows of institutional client assets under management, continued good growth in the private client channel, and annualized capital market returns (in particular the impact on performance-related fees) for equity and fixed income assets of 8% and 5%, respectively, in the fourth quarter of 2005.  Continued growth in the institutional and private client channels may be impaired by changes in competitive and securities market conditions and relative performance.  Capital market performance is inherently unpredictable and, given this volatility, and the difficulty of predicting client asset inflows and outflows, these earnings estimates should not be relied on as predictions of actual earnings, but should be viewed as estimates based on assumptions, which may or may not be correct.  There can be no assurance that we will be able to meet our targets for client returns or that, even if we do, it will result in increased profitability.

ALLIANCE CAPITAL MANAGEMENT L.P.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands)

	Three Months Ended
	9/30/05	9/30/04
Revenues:
Investment Advisory & Services Fees	$550,159	$498,676
Distribution Revenues	95,174	108,673
Institutional Research Services	86,496	74,223
Shareholder Servicing Fees	23,818	27,749
Other Revenues, Net	55,404	16,775
	811,051	726,096

Expenses:
Employee Compensation & Benefits	328,512	261,133
Promotion & Servicing:
Distribution Plan Payments	62,184	90,415
Amortization of Deferred Sales Commissions	32,156	43,262
Other	49,959	51,050
General & Administrative	95,967	107,172
Interest	6,282	6,339
Amortization of Intangible Assets	5,175	5,175
	580,235	564,546

Income Before Income Taxes	230,816	161,550

Income Taxes	18,888	8,882
NET INCOME	$211,928	$152,668

ALLIANCE CAPITAL MANAGEMENT HOLDING L.P.

SUMMARY STATEMENTS OF INCOME

(unaudited, in thousands except per unit amounts)

	Three Months Ended
	9/30/05	9/30/04

Equity in Earnings of Alliance Capital	$67,237	$47,701

Income Taxes	6,667	5,943

NET INCOME	60,570	41,758

Additional Equity in Earnings of AllianceCapital (1)	752	470

NET INCOME—Diluted (2)	$61,322	$42,228

DILUTED NET INCOME PER UNIT	$0.74	$0.52

DISTRIBUTIONS PER UNIT	$0.74	$0.52

(1)                  To reflect higher ownership in Alliance Capital resulting from application of the treasury stock method to outstanding options.

(2)                  For calculation of diluted net income per unit.

ALLIANCE CAPITAL AND ALLIANCE HOLDING

UNITS AND WEIGHTED AVERAGE UNITS OUTSTANDING

SEPTEMBER 30, 2005

		Weighted Average Units
		Three Months Ended
	Period End Units	Basic	Diluted

Alliance Capital	255,182,524	255,100,253	256,669,437

Alliance Holding	81,788,681	81,706,410	83,275,594

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

THREE MONTHS ENDED SEPTEMBER 30, 2005

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Beginning of Period	$316,659	$132,030	$67,264	$515,953
Sales/New accounts	11,428	8,994	2,864	23,286
Redemptions/Terminations	(3,474)	(6,701)	(607)	(10,782)
Cash flow	(768)	221	(128)	(675)
Unreinvested dividends	—	(205)	(68)	(273)
Net Inflows	7,186	2,309	2,061	11,556
Market Appreciation	18,335	6,071	3,551	27,957
End of Period	$342,180	$140,410	$72,876	$555,466

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

TWELVE MONTHS ENDED SEPTEMBER 30, 2005

($millions)

	Institutional Investment Management	Retail	Private Client	Total
Beginning of Period	$277,539	$152,855	$59,065	$489,459
Sales/New accounts	44,175	28,451	10,108	82,734
Redemptions/Terminations	(21,045)	(27,248)	(3,080)	(51,373)
Cash flow	(3,971)	(645)	(475)	(5,091)
Unreinvested dividends	(1)	(790)	(253)	(1,044)
Net Inflows/(Outflows)	19,158	(232)	6,300	25,226
Net Cash Management Sales	—	(28,553)	(338)	(28,891)
Market Appreciation	45,483	16,340	7,849	69,672
End of Period	$342,180	$140,410	$72,876	$555,466

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

($ millions)

	Three Month Periods		Twelve Month Periods
	9/30/05	9/30/04	9/30/05	9/30/04

Average Assets Under Management	$537,034	$482,022	$526,058	$474,604

Ending Assets Under Management	$555,466	$489,459	$555,466	$489,459

ALLIANCE CAPITAL MANAGEMENT L.P.
ASSETS UNDER MANAGEMENT

BY INVESTMENT SERVICE

AS OF SEPTEMBER 30, 2005

($ millions)

	Institutional Investment Management	Retail	Private Client	Total
Equity
Growth
U.S.	$37,602	$30,650	$9,080	$77,332
Global & International	34,978	18,893	5,635	59,506
	72,580	49,543	14,715	136,838
Value
U.S.	50,138	31,360	23,402	104,900
Global & International	93,520	15,218	12,347	121,085
	143,658	46,578	35,749	225,985
Total Equity	216,238	96,121	50,464	362,823

Fixed Income
U.S.	74,110	12,712	22,035	108,857
Global & International	27,595	26,099	274	53,968
	101,705	38,811	22,309	162,825

Index/Structured
U.S.	20,757	4,200	103	25,060
Global & International	3,480	1,278	—	4,758
	24,237	5,478	103	29,818
Total
U.S.	182,607	78,922	54,620	316,149
Global & International	159,573	61,488	18,256	239,317
	$342,180	$140,410	$72,876	$555,466

ALLIANCE CAPITAL MANAGEMENT L.P.

ASSETS UNDER MANAGEMENT

BY CLIENT DOMICILE

AS OF SEPTEMBER 30, 2005

($ millions)

	Institutional Investment Management	Retail	Private Client	Total

U.S. Clients	$214,865	$103,881	$70,160	$388,906
Non-U.S. Clients	127,315	36,529	2,716	166,560
	$342,180	$140,410	$72,876	$555,466